SOUTHWEST AIRLINES REPORTS JANUARY TRAFFIC

DALLAS, TEXAS – February 7, 2018 – Southwest Airlines Co. (NYSE: LUV) (the "Company") today reported its January preliminary traffic statistics.

The Company flew 9.7 billion revenue passenger miles (RPMs) in January 2018, an increase of 4.0 percent from the 9.4 billion RPMs flown in January 2017. Available seat miles (ASMs) increased 1.9 percent to 12.5 billion in January 2018, compared with January 2017 ASMs of 12.3 billion. The January 2018 load factor was a record for the month of January at 77.8 percent, compared with 76.3 percent in January 2017.

This release, as well as past news releases about Southwest Airlines Co., is available online at Southwest.com.

Investor Contact:
Southwest Airlines Investor Relations
214-792-4415

Media Contact:
Southwest Airlines Media Relations
214-792-4847
www.southwestairlinesinvestorrelations.com
/more

Southwest Airlines Co.
Preliminary Comparative Traffic Statistics

JANUARY
	2018	2017	Change
Revenue passengers carried	9,999,556	9,381,967	6.6%
Enplaned passengers	11,998,430	11,324,383	6.0%
Revenue passenger miles (000s)	9,726,202	9,352,649	4.0%
Available seat miles (000s)	12,498,380	12,265,438	1.9%
Load factor	77.8%	76.3%	1.5 pts.
Average length of haul	973	997	(2.4)%
Trips flown	110,509	108,437	1.9%

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SW-T